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                                                                 EXHIBIT 10.17.2



                                               November 4, 1996


The News Corporation Limited
New York, New York

Globo Comunicacoes e Participacoes
Rio de Janeiro, Brazil

Grupo Televisa, S.A.
Mexican City, Mexico


Gentlemen:

Reference is made to that certain letter agreement by and between us, dated February 29, 1996 (the "Original Letter Agreement") and more specifically that part of the Letter Agreement which is to be memorialized in what is referred to therein as "PAS-3/PAS-6 Agreement" and is referred to in other documents as the "Multi-Country Agreement."

It is understood that due to unanticipated developments, PanAmSat has the opportunity to modify its launch agreement with Arianespace (the "Arianespace Amendment") to extend the anticipated life of the Satellite and that all parties hereto desire such opportunity to be taken. The purpose of this letter is to amend the Original Letter Agreement, as of the effective date set forth below, to set forth the effect of said anticipated extended life on the PAS-3/PAS-6 Agreement, whether it remains governed by the original Letter Agreement or by such long form documentation as may be entered.

         1. Anticipated Lifetime of PAS-6, Service Fees. It is acknowledged that if the contemplated Arianespace Amendment is entered, based thereon, PAS-6 will have an anticipated lifetime between twenty and twenty-one years. Such extended life (beyond approximately 15 years) is not, however, anticipated or required to be repeated in the case of any other satellite (replacement, Successor or Collocated) from which capacity may be taken or ordered pursuant to the Multi-Country Agreement. Subject to stated early termination rights, the service term for the "Multi-Country Platform" customer on PAS-6 shall be extended accordingly, with service fees continuing to be due and payable throughout said period at the rates already specified.

         2. Comparable Provisions to Brazil Amendment. Without limitation, comparable provisions, applied in context, to those added by the "Brazil Amendment" (as defined below) in new Section 5.4A and 7.9, and in the modifications made to
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Sections 2.1, 5.4, 5.7, 7.3, 7.4, 7.5, 7.6, 16.1(c), first paragraph and new clause (viii), and 16.1(f) shall apply to the PAS-3/PAS-6 Agreement.

         3. Effective Date. This letter amendment shall become effective only upon the occurrence of all of the following conditions:

              (a) that certain First Amendment to Transponder Purchase and Sale Agreement, dated as of the same date as this letter amendment, by and between PanAmSat and NetSat Servicos Ltda. (the "Brazil Amendment") that addresses the subject matter of this letter amendment as it relates to that agreement is fully executed and delivered by all parties thereto;

              (b) the Arianespace Amendment is fully executed and delivered by all parties thereto and PanAmSat so notifies Buyer the other parties to this letter amendment; and

              (c) this letter amendment is fully executed and delivered by all parties hereto.

         4. Condition to Effectiveness. This letter amendment shall cease to be effective and the Original Letter Agreement shall return to its status quo ante, if the Arianespace Amendment ceases to be effective as a result of a delay in the launch of PAS-6 beyond January 31, 1997, or such later date as PanAmSat and Arianespace may mutually agree.
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Please indicate your agreement to the foregoing by signing in the appropriate space indicated below.

                                           PANAMSAT CORPORATION


                                           By:    /s/ Lourdes Saralegui
                                              -------------------------------
                                           Name:  Lourdes Saralegui
                                                -----------------------------
                                           Title: Executive Vice President
                                                 ----------------------------



Accepted and Agreed to:
----------------------

THE NEWS CORPORATION LIMITED


By:    /s/ David Evans
   -------------------------------
Name:  David Evans
     -----------------------------
Title: Executive Vice President
      ----------------------------


GLOBO COMUNICACOES E PARTICIPACOES


By:    /s/ Pedro Ramos De Carvalho
   -------------------------------
Name:  Pedro Ramos De Carvalho
     -----------------------------
Title: Director
      ----------------------------


GRUPO TELEVISA, S.A.


By:    /s/ Guillermo Canedo White
   -------------------------------
Name:  Guillermo Canedo White
     -----------------------------
Title: Chief Financial Officer
      ----------------------------